Exhibit 10.2

AMENDMENT NO. 1 TO RESTRICTED STOCK UNIT AGREEMENT

Amendment No. 1, dated as of December 30, 2009 (this “Amendment”), to the Restricted Stock Unit Agreement (the "Agreement") dated as of October 12, 2004 but effective as of June 1, 2004, by and between SYSTEMAX INC., a Delaware corporation (the "Company"), and GILBERT FIORENTINO (the "RECIPIENT").

RECITALS

WHEREAS, pursuant to Section 8 of the Agreement, the Agreement may be amended by the mutual written agreement of the Company and the Recipient; and

WHEREAS, the Company and the Recipient now desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.             Amendment to Section 4.  Section 4(a) (also referred to as Section 10(a)) of the Agreement is hereby amended by adding the following to the end thereof:

and PROVIDED, FURTHER that for the purpose of this section, an event or events will not constitute a Change in Control unless such event or events also constitute a change in control under Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations.

2.             Additional Provisions.  The following provisions shall be added as paragraphs (d) and (e) to Section 4 (also referred to as Section 10) of the Agreement:

(d)           Notwithstanding anything else herein to the contrary, any payment or delivery of shares scheduled to be made to the Recipient after Recipient’s termination of employment shall not be made until the date six months after the date of the termination of employment to the extent necessary to comply with Section 409A(a)(B)(i) and applicable Treasury Regulations.

(e)           Any payment or delivery of shares that is made within 30 days after the occurrence of an event shall be deemed to have been made immediately upon the occurrence of such event.

3.             Effectiveness.  This Amendment shall be deemed effective as of the date first above written, as if executed on such date.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

4.             Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

5.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Restricted Stock Unit Agreement to be duly executed by their respective authorized officers as of the date first above written.

SYSTEMAX INC.

By:
Name:
Title:

By: Gilbert Fiorentino

[Signature Page to Amendment No. 1 to Restricted Stock Unit Agreement]